Exhibit 10.5

LOAN FACILITY

Imperial Resources LLC unsecured loan to Empire Energy USA LLC.

Terms of the Loan Facility are set out below:

Borrower:	Empire Energy USA LLC 380 Southpointe Blvd, Suite 130 Canonsburg, PA 15317

Lender:	Imperial Resources LL Level 7, 151 Macquarie Street, Sydney NSW 2000

Amount:	USD$2,340,000

Term:	1 year

Purpose:	Convert existing accrued B Unit profit distribution to a loan

Interest:	Interest free for first 6 months then 5% pa payable semi-annually

Establishment Fee:	Nil

Security:	Nil. The Loan is unsecured.

Event of Default:

The Facility will become immediately due and payable, if:

•             The Borrower does not perform or comply with its obligations as set out in this letter.

•             Any event occurs or circumstances arise which in the Lender's sole opinion may have an adverse effect on the ability of the Borrower to perform or comply with its obligation set out in this letter.

Acceptance of Offer:	Please acknowledge your acceptance of these terms and conditions by signing the Acknowledgement below:

Lender Acknowledgement:	/s/ Rachel Ryan	Date: 1 July 2013
Name: Rachel Ryan

Borrower	/s/ Bruce McLeod	Date: 1 July 2013
Acknowledgement:	Name: Bruce McLeod